Exhibit 99.1

Libbey Inc. 300 Madison Ave P.O. Box 10060 Toledo, OH 43699

NEWS RELEASE

AT THE COMPANY:
Kenneth Boerger
Vice President and Treasurer
(419) 325-2279
ken.boerger@libbey.com

FOR IMMEDIATE RELEASE
THURSDAY, OCTOBER 25, 2012

LIBBEY INC. ANNOUNCES THIRD QUARTER 2012 FINANCIAL RESULTS

Quarter Included Sales of $209.2 Million; Income from Operations of $24.3 Million and
Adjusted EBITDA of $38.0 Million are Both All-Time Records for Any Third Quarter

TOLEDO, OHIO, OCTOBER 25, 2012--Libbey Inc. (NYSE MKT: LBY) today reported results for the third quarter-ended September 30, 2012.

Third Quarter Highlights

•	Sales for the third quarter were $209.2 million, compared to $207.2 million for the third quarter of 2011, an increase of 0.9 percent (or 3.9 percent excluding currency fluctuation).

•
Sales in the Glass Operations segment were $189.9 million, compared to $190.8 million in the third quarter of 2011, a decrease of 0.5 percent (an increase of 2.7 percent excluding currency fluctuation). Sales performance was led by a 13.0 percent increase in sales within our China sales region (11.4 percent excluding currency impact) and a 9.0 percent increase within our Mexico sales region (14.8 percent excluding currency impact).

•	Income from operations grew 32.4 percent, compared to the third quarter of 2011, increasing to an all-time third quarter record of $24.3 million from $18.4 million in the year-ago quarter.

•	Adjusted EBITDA increased 6.2 percent to a record for any third quarter of $38.0 million, compared to $35.8 million for the third quarter of 2011.

“We are pleased with this quarter's results, driven in large part by the increased focus on driving down costs and defending and growing our key markets, the core of our recently announced strategic plan. These cost improvements, coupled with notable sales growth in China and Mexico, led to exceptionally strong Adjusted EBITDA, resulting in record third quarter results," said Stephanie A. Streeter, chief executive officer of Libbey Inc.

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Libbey Inc.

“We are committed to further improving our cost structure, leveraging our advantaged businesses and strengthening our balance sheet. We believe these efforts, combined with our overall productivity improvements, will enable strengthened financial and operational performance.”

Third Quarter Regional Sales and Operational Review

•
Glass Operations segment sales were led by a 13.0 percent increase in sales within our China sales region (11.4 percent excluding currency impact) and a 9.0 percent increase in sales within our Mexico sales region (14.8 percent excluding currency impact). Sales within our U.S. and Canada sales region were higher by approximately 1.0 percent compared to the prior year quarter. The European sales region saw a 9.7 percent decrease in sales (a 1.7 percent increase excluding currency fluctuation).

•
Sales to U.S. and Canadian foodservice glassware customers increased by 1.3 percent. Glassware sales to U.S. and Canadian retail customers increased 1.2 percent during the third quarter of 2012, while sales to business-to-business customers in the U.S. and Canada decreased 1.2 percent.

•
Sales in the Other Operations segment increased 17.1 percent to $19.4 million, compared to $16.6 million in the prior-year quarter. This increase was driven by solid sales increases to both Syracuse China and World Tableware customers during the quarter.

•	Interest expense decreased by $1.8 million to $8.7 million, compared to $10.6 million in the year-ago period, primarily driven by lower interest rates.

•
Our effective tax rate was 3.5 percent for the quarter-ended September 30, 2012, compared to 29.1 percent for the quarter-ended September 30, 2011. The effective tax rate was influenced by jurisdictions with recorded valuation allowances and changes in the mix of earnings with differing statutory rates.

Nine-Month Highlights

•	Sales for the first nine months of 2012 were $606.2 million, compared to $602.3 million for the first nine months of 2011, an increase of 0.7 percent (or 3.4 percent excluding currency fluctuation).

•
Sales in the Glass Operations segment were $551.7 million, compared to $547.4 million in the first nine months of 2011, an increase of 0.8 percent (or 3.9 percent excluding currency fluctuation). Contributing to the increase was a 34.6 percent increase in sales within our China sales region (31.0 percent excluding currency impact).

•	Income from operations grew 26.8 percent, compared to the first nine months of 2011, increasing to $68.2 million from $53.8 million in the year-ago nine-month period.

•	Adjusted EBITDA increased 11.7 percent to an all-time high for the first nine months of the year of $102.5 million, compared to $91.8 million for the first nine months of 2011.

Nine-Month Regional Sales and Operational Review

•
Primary contributors to increased Glass Operations sales were a 34.6 percent increase in sales within our China sales region (31.0 percent excluding currency impact) and a 3.7 percent increase in sales within our U.S. and Canada sales region. We reported flat sales within our Mexico sales region; however, excluding currency impact, net sales were 7.5 percent higher than in the prior-year period. We saw a 10.0 percent decrease in sales within our European sales region (only a 1.1 percent decrease excluding currency fluctuation).

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Libbey Inc.

•
Sales to U.S. and Canadian foodservice glassware customers increased by 5.4 percent. Glassware sales to U.S. and Canadian business-to-business customers increased 2.9 percent during the first nine months of 2012, while sales to retail customers in the U.S. and Canada were 2.5 percent higher.

•
Sales in the Other Operations segment were $55.1 million, compared to $55.4 million in the prior-year period. As a result of the sale of substantially all of the assets of Traex in late April 2011, the first nine months of 2011 included net sales of $4.8 million of Traex® products which were no longer offered for sale by the Company in 2012. Partially offsetting the absence of Traex® product sales were increased sales to World Tableware customers of 8.2 percent and a 10.5 percent increase in sales to Syracuse China customers.

•
Interest expense decreased by $3.8 million to $29.1 million, compared to $32.9 million in the year-ago period, the result of a mix of lower debt and interest rates in various months throughout the first nine months of the year.

•
Our effective tax rate was 30.4 percent for the nine-month period ended September 30, 2012, compared to 18.3 percent for the first nine months of 2011. The effective tax rate was influenced by jurisdictions with recorded valuation allowances, intra-period tax allocations and changes in the mix of earnings with differing statutory rates.

Working Capital and Liquidity

•
As of September 30, 2012, working capital, defined as inventories and accounts receivable less accounts payable, was $218.1 million, compared to $212.3 million at September 30, 2011. This slight increase in working capital resulted from lower accounts payable.

•
Libbey reported that it had available capacity of $87.8 million under its ABL credit facility as of September 30, 2012, with no loans currently outstanding. The Company also had cash on hand of $33.3 million at September 30, 2012.

Webcast Information

Libbey will hold a conference call for investors on Thursday, October 25, 2012, at 11 a.m. Eastern Daylight Time. The conference call will be simulcast live on the Internet and is accessible from the Investor Relations' section of www.libbey.com. To listen to the call, please go to the website at least 10 minutes early to register, download and install any necessary software. A replay will be available for 7 days after the conclusion of the call.

About Libbey Inc.

Based in Toledo, Ohio, since 1888, Libbey Inc. is the largest manufacturer of glass tableware in the western hemisphere and one of the largest glass tableware manufacturers in the world. It supplies products to foodservice, retail, industrial and business-to-business customers in over 100 countries, and it is the leading manufacturer of tabletop products for the U.S. foodservice industry.

Libbey operates glass tableware manufacturing plants in the United States in Louisiana and Ohio as well as in Mexico, China, Portugal and the Netherlands. Its Crisa subsidiary, located in Monterrey, Mexico, is a leading producer of glass tableware in Mexico and Latin America. Its subsidiary located in Leerdam, Netherlands, is among the world leaders in producing and selling glass stemware to retail, foodservice and industrial clients. Its Crisal subsidiary, located in Portugal, provides an expanded presence in Europe. Its Syracuse China subsidiary designs and distributes an extensive line of high-quality ceramic dinnerware, principally for foodservice establishments in the United States. Its World Tableware subsidiary imports and sells a full-line of metal flatware and hollowware and an assortment of ceramic dinnerware and other tabletop items principally for foodservice establishments in the United States. In 2011, Libbey Inc.'s net sales totaled $817.1 million.

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Libbey Inc.

This press release includes forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements only reflect the Company's best assessment at this time and are indicated by words or phrases such as “goal,” “expects,” “ believes,” “will,” “estimates,” “anticipates,” or similar phrases. Investors are cautioned that forward-looking statements involve risks and uncertainty and that actual results may differ materially from these statements, and that investors should not place undue reliance on such statements. These forward-looking statements may be affected by the risks and uncertainties in the Company's business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company's Securities and Exchange Commission filings, including the Company's report on Form 8-K filed with the Commission on May 9, 2012. Important factors potentially affecting performance include but are not limited to increased competition from foreign suppliers endeavoring to sell glass tableware in the United States and Mexico; the impact of lower duties for imported products; global economic conditions and the related impact on consumer spending levels; major slowdowns in the retail, travel or entertainment industries in the United States, Canada, Mexico, Western Europe and Asia, caused by terrorist attacks or otherwise; significant increases in per-unit costs for natural gas, electricity, freight, corrugated packaging, and other purchased materials; high levels of indebtedness; high interest rates that increase the Company's borrowing costs or volatility in the financial markets that could constrain liquidity and credit availability; protracted work stoppages related to collective bargaining agreements; increases in expense associated with higher medical costs, increased pension expense associated with lower returns on pension investments and increased pension obligations; devaluations and other major currency fluctuations relative to the U.S. dollar and the Euro that could reduce the cost competitiveness of the Company's products compared to foreign competition; the effect of exchange rate changes to the value of the Mexican peso and the earnings and cash flow of Crisa, expressed under U.S. GAAP; the inability to achieve savings and profit improvements at targeted levels in the Company's operations or within the intended time periods; and whether the Company completes any significant acquisition and whether such acquisitions can operate profitably. Any forward-looking statements speak only as of the date of this press release, and the Company assumes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date of this press release.

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Libbey Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per-share amounts)
(unaudited)

	Three months ended September 30,
	2012	2011
Net sales	$209,150	$207,246
Freight billed to customers	1,015	511
Total revenues	210,165	207,757
Cost of sales (1)	158,956	162,873
Gross profit	51,209	44,884
Selling, general and administrative expenses (1)	26,887	26,739
Special charges (1)	—	(232)
Income from operations	24,322	18,377
Other (expense) income (1)	(195)	2,237
Earnings before interest and income taxes	24,127	20,614
Interest expense	8,720	10,559
Income before income taxes	15,407	10,055
Provision for income taxes (1)	546	2,928
Net income	$14,861	$7,127

Net income per share:
Basic	$0.71	$0.35
Diluted	$0.70	$0.34

Weighted average shares:
Outstanding	20,896	20,182
Diluted	21,360	20,715

(1) Refer to Table 1 for Special Items detail.

Libbey Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per-share amounts)
(unaudited)

	Nine months ended September 30,
	2012	2011
Net sales	$606,226	$602,274
Freight billed to customers	2,482	1,760
Total revenues	608,708	604,034
Cost of sales (1)	458,096	473,168
Gross profit	150,612	130,866
Selling, general and administrative expenses (1)	82,391	77,365
Special charges (1)	—	(281)
Income from operations	68,221	53,782
Loss on redemption of debt (1)	(31,075)	(2,803)
Other (expense) income (1)	(359)	8,307
Earnings before interest and income taxes	36,787	59,286
Interest expense	29,085	32,929
Income before income taxes	7,702	26,357
Provision for income taxes (1)	2,343	4,825
Net income	$5,359	$21,532

Net income per share:
Basic	$0.26	$1.07
Diluted	$0.25	$1.04

Weighted average shares:
Outstanding	20,835	20,079
Diluted	21,267	20,726

(1) Refer to Table 2 for Special Items detail.

Libbey Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)

	September 30, 2012	December 31, 2011
	(unaudited)
ASSETS:
Cash and cash equivalents	$33,347	$58,291
Accounts receivable — net	93,962	88,045
Inventories — net	170,814	145,859
Other current assets	8,202	9,701
Total current assets	306,325	301,896

Pension asset	25,842	17,485
Goodwill and purchased intangibles — net	186,944	187,772
Property, plant and equipment — net	251,518	264,718
Other assets	19,597	18,280
Total assets	$790,226	$790,151

LIABILITIES AND SHAREHOLDERS' EQUITY:
Notes payable	$—	$339
Accounts payable	46,650	58,759
Accrued liabilities	97,788	88,761
Pension liability (current portion)	2,037	5,990
Non-pension postretirement benefits (current portion)	4,721	4,721
Other current liabilities	4,428	6,730
Long-term debt due within one year	3,819	3,853
Total current liabilities	159,443	169,153

Long-term debt	466,858	393,168
Pension liability	37,707	122,145
Non-pension postretirement benefits	70,130	68,496
Other liabilities	9,942	9,409
Total liabilities	744,080	762,371

Common stock and capital in excess of par value	311,791	311,188
Retained deficit	(149,677)	(155,036)
Accumulated other comprehensive loss	(115,968)	(128,372)
Total shareholders’ equity	46,146	27,780
Total liabilities and shareholders’ equity	$790,226	$790,151

Libbey Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Three months ended September 30,
	2012	2011
Operating activities:
Net income	$14,861	$7,127
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	10,073	10,357
Loss on asset sales and disposals	127	347
Change in accounts receivable	(6,023)	2,989
Change in inventories	(3,006)	(5,084)
Change in accounts payable	(7,499)	(7,855)
Accrued interest and amortization of discounts, warrants and finance fees	8,186	(7,135)
Pension & non-pension postretirement benefits	1,241	(11,530)
Restructuring charges	—	(262)
Accrued liabilities & prepaid expenses	9,770	3,673
Income taxes	(921)	2,578
Share-based compensation expense	601	2,398
Other operating activities	479	(2,293)
Net cash provided by (used in) operating activities	27,889	(4,690)

Investing activities:
Additions to property, plant and equipment	(5,412)	(8,059)
Net proceeds from sale of Traex	—	158
Proceeds from asset sales and other	131	65
Net cash used in investing activities	(5,281)	(7,836)

Financing activities:
Net (repayments) on ABL credit facility	—	(2,105)
Other repayments	(9,551)	(4,673)
Other borrowings	1,234	—
Stock options exercised	253	—
Debt issuance costs and other	(880)	(19)
Net cash used in financing activities	(8,944)	(6,797)

Effect of exchange rate fluctuations on cash	106	(403)
Increase (decrease) in cash	13,770	(19,726)

Cash at beginning of period	19,577	44,309
Cash at end of period	$33,347	$24,583

Libbey Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Nine months ended September 30,
	2012	2011
Operating activities:
Net income	$5,359	$21,532
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	30,897	32,265
Loss (gain) on asset sales and disposals	294	(6,449)
Change in accounts receivable	(6,497)	(1,813)
Change in inventories	(25,097)	(24,156)
Change in accounts payable	(12,087)	(7,183)
Accrued interest and amortization of discounts, warrants and finance fees	532	(6,309)
Call premium on 10% senior notes	23,602	1,203
Write-off of finance fee & discounts on senior notes and ABL	10,975	1,600
Pension & non-pension postretirement benefits	(81,338)	(8,586)
Restructuring charges	—	(828)
Accrued liabilities & prepaid expenses	7,742	4,882
Income taxes	(1,041)	(7,168)
Share-based compensation expense	2,466	4,365
Other operating activities	563	(1,211)
Net cash (used in) provided by operating activities	(43,630)	2,144

Investing activities:
Additions to property, plant and equipment	(17,244)	(26,457)
Net proceeds from sale of Traex	—	13,000
Proceeds from asset sales and other	550	5,264
Net cash used in investing activities	(16,694)	(8,193)

Financing activities:
Other repayments	(19,513)	(4,770)
Other borrowings	1,234	—
Proceeds from 6.875% senior notes	450,000	—
Payments on 10% senior notes	(360,000)	(40,000)
Call premium on 10% senior notes	(23,602)	(1,203)
Stock options exercised	293	478
Debt issuance costs and other	(13,034)	(462)
Net cash provided by (used in) financing activities	35,378	(45,957)

Effect of exchange rate fluctuations on cash	2	331
Decrease in cash	(24,944)	(51,675)

Cash at beginning of period	58,291	76,258
Cash at end of period	$33,347	$24,583

In accordance with the SEC’s Regulation G, tables 1, 2, 3, 4 and 5 provide non-GAAP measures used in this earnings release and a reconciliation to the most closely related Generally Accepted Accounting Principle (GAAP) measure. Libbey believes that providing supplemental non-GAAP financial information is useful to investors in understanding Libbey's core business and trends. In addition, it is the basis on which Libbey's management assesses performance. Although Libbey believes that the non-GAAP financial measures presented enhance investors' understanding of Libbey's business and performance, these non-GAAP measures should not be considered an alternative to GAAP.

Table 1
Reconciliation of "As Reported" Results to "As Adjusted" Results - Quarter
(dollars in thousands, except per-share amounts)
(unaudited)
	Three months ended September 30,
	2012			2011
	As Reported	Special Items	As Adjusted	As Reported	Special Items	As Adjusted
Net sales	$209,150	$—	$209,150	$207,246	$—	$207,246
Freight billed to customers	1,015	—	1,015	511	—	511
Total revenues	210,165	—	210,165	207,757	—	207,757
Cost of sales	158,956	2,342	156,614	162,873	1,981	160,892
Gross profit	51,209	(2,342)	53,551	44,884	(1,981)	46,865
Selling, general and administrative expenses	26,887	1,444	25,443	26,739	2,983	23,756
Special charges	—	—	—	(232)	(232)	—
Income from operations	24,322	(3,786)	28,108	18,377	(4,732)	23,109
Other (expense) income	(195)	—	(195)	2,237	(81)	2,318
Earnings before interest and income taxes	24,127	(3,786)	27,913	20,614	(4,813)	25,427
Interest expense	8,720	—	8,720	10,559	—	10,559
Income before income taxes	15,407	(3,786)	19,193	10,055	(4,813)	14,868
Provision for income taxes	546	(26)	572	2,928	—	2,928
Net income	$14,861	$(3,760)	$18,621	$7,127	$(4,813)	$11,940

Net income per share:
Basic	$0.71	$(0.18)	$0.89	$0.35	$(0.24)	$0.59
Diluted	$0.70	$(0.18)	$0.87	$0.34	$(0.23)	$0.58

Weighted average shares:
Outstanding	20,896			20,182
Diluted	21,360			20,715

	Three months ended September 30, 2012		Three months ended September 30, 2011
Special Items Detail - (Income) Expense:	Severance and Other (1)	Total Special Items	Abandoned Property (2)	Sale of Traex (3)	Restructuring Charges (4)	CEO Transition Expenses	Total Special Items
Cost of sales	$2,342	$2,342	$1,827	$—	$154	$—	$1,981
SG&A	1,444	1,444	892	—	—	2,091	2,983
Special charges	—	—	—	—	(232)	—	(232)
Other (income) expense	—	—	—	81	—	—	81
Income taxes	(26)	(26)	—	—	—	—	—
Total Special Items	$3,760	$3,760	$2,719	$81	$(78)	$2,091	$4,813

(1) Severance and other relates to implementation of our new strategic plan.
(2) Estimate accrued for an ongoing unclaimed property audit.
(3) Expenses are related to the sale of substantially all of the assets of Traex.
(4) Restructuring charges are related to the closure of the decorating operations at our Shreveport, Louisiana, manufacturing facility.

Table 2
Reconciliation of "As Reported" Results to "As Adjusted" Results - Nine Months
(dollars in thousands, except per-share amounts)
(unaudited)	Nine months ended September 30,
	2012			2011
	As Reported	Special Items	As Adjusted	As Reported	Special Items	As Adjusted
Net sales	$606,226	$—	$606,226	$602,274	$—	$602,274
Freight billed to customers	2,482	—	2,482	1,760	—	1,760
Total revenues	608,708	—	608,708	604,034	—	604,034
Cost of sales	458,096	2,342	455,754	473,168	2,024	471,144
Gross profit	150,612	(2,342)	152,954	130,866	(2,024)	132,890
Selling, general and administrative expenses	82,391	1,444	80,947	77,365	2,598	74,767
Special charges	—	—	—	(281)	(281)	—
Income from operations	68,221	(3,786)	72,007	53,782	(4,341)	58,123
Loss on redemption of debt	(31,075)	(31,075)	—	(2,803)	(2,803)	—
Other (expense) income	(359)	—	(359)	8,307	6,901	1,406
Earnings before interest and income taxes	36,787	(34,861)	71,648	59,286	(243)	59,529
Interest expense	29,085	—	29,085	32,929	—	32,929
Income before income taxes	7,702	(34,861)	42,563	26,357	(243)	26,600
Provision for income taxes	2,343	(26)	2,369	4,825	—	4,825
Net income	$5,359	$(34,835)	$40,194	$21,532	$(243)	$21,775

Net income per share:
Basic	$0.26	$(1.67)	$1.93	$1.07	$(0.01)	$1.08
Diluted	$0.25	$(1.64)	$1.89	$1.04	$(0.01)	$1.05

Weighted average shares:
Outstanding	20,835			20,079
Diluted	21,267			20,726

	Nine months ended September 30, 2012				Nine months ended September 30, 2011
Special Items Detail-(income) expense:	Finance Fees (1)	Severance and Other(2)	Total Special Items	Sale of Land (3)	Sale of Traex (4)	Finance Fees (1)	Restructuring Charges (5)	Abandoned Property (6)	Other (7)	Total Special Items
Cost of sales	$—	$2,342	$2,342	$—	$—	$—	$197	$1,827	$—	$2,024
SG&A	—	1,444	1,444	—	—	—	—	892	1,706	2,598
Special charges	—	—	—	—	—	—	(281)	—	—	(281)
Loss on redemption of debt	31,075	—	31,075	—	—	2,803	—	—	—	2,803
Other (income) expense	—	—	—	(3,445)	(3,240)	—	—	—	(216)	(6,901)
Income taxes	—	(26)	(26)	—	—	—	—	—	—	—
Total Special Items	$31,075	$3,760	$34,835	$(3,445)	$(3,240)	$2,803	$(84)	$2,719	$1,490	$243

(1) Finance fees for the nine months ended 2012 include the write-off of unamortized finance fees and discounts and call premium payments on the ABL Facility and $360.0 million senior notes redeemed in May and June 2012, partially offset by the write-off of the debt carrying value adjustment related to the termination of the $80.0 million interest rate swap. Finance fees for the nine months ended 2011 include the write-off of unamortized finance fees and discounts and call premium payments on the $40.0 million senior notes redeemed in March 2011.
(2) Severance and other relates to implementation of our new strategic plan.
(3) Net gain on the sale of land at our Libbey Holland facility.
(4) Gain on the sale of substantially all of the assets of Traex.
(5) Restructuring charges are related to the closure of our Syracuse, New York, manufacturing facility and the decorating operations at our Shreveport, Louisiana, manufacturing facility.
(6) Estimate accrued for an ongoing unclaimed property audit.
(7) SG&A includes CEO transition expenses of $2,511, net of an equipment credit of $805.

Table 3
Reconciliation of Net Income to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA
(dollars in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Reported net income	$14,861	$7,127	$5,359	$21,532
Add:
Interest expense	8,720	10,559	29,085	32,929
Provision for income taxes	546	2,928	2,343	4,825
Depreciation and amortization	10,073	10,357	30,897	32,265
EBITDA	34,200	30,971	67,684	91,551
Add: Special items before interest and taxes	3,786	4,813	34,861	243
Adjusted EBITDA	$37,986	$35,784	$102,545	$91,794

Table 4
Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow
(dollars in thousands)
	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011

Net cash provided by (used in) operating activities	$27,889	$(4,690)	$(43,630)	$2,144
Capital expenditures	(5,412)	(8,059)	(17,244)	(26,457)
Net proceeds from sale of Traex	—	158	—	13,000
Proceeds from asset sales and other	131	65	550	5,264
Free Cash Flow	$22,608	$(12,526)	$(60,324)	$(6,049)

Table 5
Summary Business Segment Information
(dollars in thousands)
	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Net Sales:
Glass Operations (1)	$189,860	$190,813	$551,679	$547,353
Other Operations (2)	19,427	16,597	55,123	55,448
Eliminations	(137)	(164)	(576)	(527)
Consolidated	$209,150	$207,246	$606,226	$602,274

Segment Earnings Before Interest & Taxes (Segment EBIT) (3) :
Glass Operations (1)	$33,970	$29,801	$94,259	$77,165
Other Operations (2)	4,356	2,978	11,097	9,619
Segment EBIT	$38,326	$32,779	$105,356	$86,784

Reconciliation of Segment EBIT to Net Income:
Segment EBIT	$38,326	$32,779	$105,356	$86,784
Retained corporate costs (4)	(10,413)	(7,352)	(33,708)	(27,255)
Consolidated Adjusted EBIT	27,913	25,427	71,648	59,529
Loss on redemption of debt	—	—	(31,075)	(2,803)
Severance and other	(3,786)	—	(3,786)	—
Gain (expense) on sale of Traex assets	—	(81)	—	3,240
Gain on sale of land	—	—	—	3,445
Equipment credit	—	—	—	1,021
Restructuring charges	—	78	—	84
CEO transition expenses	—	(2,091)	—	(2,511)
Abandoned property	—	(2,719)	—	(2,719)
Special Items before interest and taxes	(3,786)	(4,813)	(34,861)	(243)
Interest expense	(8,720)	(10,559)	(29,085)	(32,929)
Income taxes	(546)	(2,928)	(2,343)	(4,825)
Net income	$14,861	$7,127	$5,359	$21,532

Depreciation & Amortization:
Glass Operations (1)	$9,735	$9,999	$29,761	$30,779
Other Operations (2)	10	11	32	257
Corporate	328	347	1,104	1,229
Consolidated	$10,073	$10,357	$30,897	$32,265

(1) Glass Operations—includes worldwide sales of manufactured and sourced glass tableware from domestic and international subsidiaries.
(2) Other Operations—includes worldwide sales of sourced ceramic dinnerware, metal tableware, hollowware and serveware. Plastic items were sold through April 28, 2011.
(3) Segment EBIT represents earnings before interest and taxes and excludes amounts related to certain items we consider not representative of ongoing operations as well as certain retained corporate costs.
(4) Retained corporate costs includes certain headquarter, administrative and facility costs, and other costs that are not allocable to the reporting segments.